FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-277142

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 16, 2024)

5,000,000 Common Shares

LXP Industrial Trust

Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan Common Shares of
Beneficial Interest Classified as Common Stock

We are LXP Industrial Trust, a self-managed and self-administered real estate investment trust, or REIT, that owns a portfolio of equity investments focused on single-tenant industrial properties. Our executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, and our telephone number is (212) 692-7200.

We originally established our Dividend Reinvestment Plan on September 29, 2000. This prospectus supplement describes our Dividend Reinvestment Plan as it has been amended and restated to date, or our Amended and Restated Dividend Reinvestment Plan, which we refer to as the “plan”.

There are two components of the plan:

●	The dividend reinvestment component of the plan provides to holders of our shares of beneficial interest classified as common stock, par value $0.0001 per share, or “common shares,” whom we refer to as our “shareholders,” a simple and convenient method to purchase common shares by reinvesting in common shares all of the dividends paid with respect to all of their common shares. We refer to shareholders as “current investors.”
●	The direct share purchase component of the plan permits our current investors and new investors to make optional cash purchases of our common shares in an economical and convenient manner.

The common shares purchased for the accounts of the participants under the plan will be purchased, at our discretion, either directly from us or in the open market, or through a combination of these two options. The price of the common shares purchased directly from us for the accounts of the participants under the plan will be the average of the daily high and low sales prices of our common shares on the New York Stock Exchange five trading days prior to the date that such shares are purchased less a discount, if any, of up to 5%. The price of the common shares purchased on the open market will be the weighted-average purchase price of the specific batch for such shares purchased by the administrator. Since 2016, we have elected open market purchases, and in connection therewith, there has been no discount. However, we may at any time change this decision, in which case discounts will apply, although we will not change more often than once per fiscal quarter.

Computershare Trust Company, N.A., or a successor selected by us, is the administrator of the plan, whom we refer to as the “administrator.”

You may enroll in the plan either (1) online at www.computershare.com/investor or (2) by completing and returning an enrollment form to the administrator. Further information on enrolling in the plan is available beginning on page S-6 of this prospectus supplement.

Our common shares trade on the New York Stock Exchange under the symbol “LXP”. On February 15, 2024, the last reported sale price of our common shares, as reported on the New York Stock Exchange, was $8.75 per common share.

YOU SHOULD BE AWARE THAT AN INVESTMENT IN OUR COMMON SHARES INVOLVES VARIOUS RISKS. SEE
“RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS
APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is February 16, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

 PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to “the Company,” “we,” “our” and “us” in this prospectus supplement mean LXP Industrial Trust and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective participant in the plan. When we use the term “REIT,” we mean real estate investment trust.

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common shares. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common shares covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the prospectus.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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SUMMARY

This summary highlights selected information about us. Because this is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in our common shares, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus, as provided in “WHERE YOU CAN FIND MORE INFORMATION”in the accompanying prospectus, especially the “RISK FACTORS” beginning on page S-3 of this prospectus supplement for a discussion of factors you should carefully consider before making an investment decision.

The Company

We are a Maryland real estate investment trust, which has elected to qualify to be taxed as a REIT for federal income tax purposes, focused on single-tenant warehouse/distribution real estate investments. A majority of our properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

As of December 31, 2023, we had equity ownership interests in approximately 115 consolidated real estate properties, located in 18 states and containing an aggregate of approximately 54.6 million square feet of space, approximately 99.8% of which was leased.

As of December 31, 2023, our portfolio consisted of 112 warehouse/distribution facilities and three other properties. Our warehouse/distribution portfolio is primarily focused in our target markets within the Sunbelt and Midwest. We expect to grow these markets by executing on our development pipeline, including through build-to-suits, and opportunistically acquiring facilities in these markets.

Our common shares and Series C preferred shares are traded on the New York Stock Exchange, or NYSE, under the symbols “LXP” and “LXPPRC,” respectively.

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We intend to continue to qualify as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net taxable income. We conduct certain taxable activities through our taxable REIT subsidiary, Lexington Realty Advisors, Inc.

Our principal executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015; our telephone number is (212) 692-7200.

We maintain a website at www.lxp.com, which contains information about us and our subsidiaries. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Summary of the Plan

The plan is a simple and convenient common share purchase program available for current investors to increase their holdings of our common shares and for new investors to make an initial investment in our common shares. Current investors can reinvest in our common shares all of the dividends paid with respect to all of their common shares. We refer to such investments as “dividend reinvestments.” Additionally, current investors as well as new investors may make optional cash payments, which we refer to as “optional cash investments,” to purchase common shares pursuant to the plan. We refer to shareholders and new investors who enroll in the plan as “participants.”

This prospectus supplement relates to authorized and unissued common shares registered for issuance under the plan. We suggest that you read this prospectus supplement carefully and retain it for future reference.

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RISK FACTORS

Investing in our securities involves risks and uncertainties that could affect us and our business as well as the real estate industry generally. You should carefully consider the risks described and discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K filed on February 15, 2024, which is incorporated by reference in this prospectus supplement, and the risks described below and in any other documents incorporated by reference in this prospectus supplement, including without limitation any updated risks included in our subsequent periodic reports. These risks could materially affect our business, results of operations or financial condition and cause the value of our common shares to decline. You could lose all or part of your investment. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the SEC in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

Set forth below are specific risks you should consider in connection with purchases of our common shares under the plan.

Your investment in the plan is not protected from losses.

Your investment in the plan is no different from any investment in common shares held by you. If you choose to participate in the plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the plan administrator can assure you of a profit or protect you against loss on the common shares that you purchase under the plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your common shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. Your ability to liquidate or otherwise dispose of common shares in the plan is subject to the terms of the plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your common shares in the plan in time to react to market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency.

We, our affiliates and the administrator will have limited liability to you with respect to the plan.

Neither we, our subsidiaries, our affiliates, nor the administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the plan, as described in this prospectus and on the forms that are designed to accompany each investment, sale or activity.

The purchase price for common shares purchased or sold under the plan will vary.

The purchase price for any common shares that you purchase or sell under the plan will vary and cannot be predicted. Common shares purchased or sold under the plan may have a price that is different from (more or less than) the price that you would obtain in the open market. See Questions 18 and 24 as provided in “DESCRIPTION OF THE PLAN,” beginning on page S-5 of this prospectus.

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You will not earn any interest on your dividends or cash pending investment.

No interest will be paid on dividends, cash or other funds held by the administrator pending investment or disbursement.

The market price for our common shares varies, and you should purchase common shares for long-term investment only.

Although our common shares are currently traded on the New York Stock Exchange, or the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common shares. Even if there is an active trading market for our common shares, we cannot assure you that you will be able to sell all of your common shares at one time or at a favorable price, if at all. As a result, you should participate in the plan only if you are capable of, and seeking, to make a long-term investment in our common shares.

You may incur tax obligations without receiving cash with which to pay those obligations.

If you reinvest dividends under the plan, you will be treated for federal income tax purposes as having received a dividend on the Investment Date, as defined in the plan, which may give rise to a tax payment obligation without providing you with cash to pay such tax when it becomes due. New investors and current investors should consult the general discussion under the caption “Material United States Federal Income Tax Considerations—Dividend Reinvestment and Share Purchase Plan” beginning on page 49 of the accompanying prospectus for a summary of United States federal income tax considerations related to the ownership of our common shares and the consequences of a shareholder’s participation in our Dividend Reinvestment Plan.

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DESCRIPTION OF THE PLAN

The plan, as follows, is arranged in a question and answer format:

Purpose of the Plan

1.                      What is the purpose of the plan?

The plan provides current investors with a simple and convenient method to purchase our common shares by reinvesting in our common shares all of the dividends paid with respect to all of their common shares. The plan also provides our current investors and new investors with the opportunity to make purchases of our common shares in a simple and convenient manner.

The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions who engage in short-term trading activities that could cause aberrations in the overall trading volume of our common shares. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from any discount we may offer from the market price for common shares acquired under the plan. These transactions may cause fluctuations in the trading volume of our common shares. We reserve the right to modify, suspend or terminate participation in this plan, at any time, by otherwise eligible investors in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes of the plan or for any other reason.

Participation

2.                      Who is eligible to enroll in the plan?

The plan is open to current investors and new investors. A current investor who has common shares registered in a name other than his or her own, such as that of a broker, bank nominee or trustee, may participate in the plan by (i) requesting that his or her bank, broker or trustee transfer some or all of his or her common shares into his or her own name in order to participate in the plan directly or (ii) depositing some or all of his or her common shares with the administrator for safekeeping. A new investor may participate in the plan by purchasing common shares through the plan.

3.                      Are there any restrictions on who is eligible to enroll in the plan other than those described above?

Foreign Law Restrictions. Citizens or residents of countries other than the United States and its territories and possessions should make certain that participation in the plan will not violate local laws, including those governing taxes, currency and exchange controls, registration of equity securities, foreign investments and related matters.

REIT Qualification Restrictions. We may terminate, by written notice at any time, any participant's individual participation in the plan if we determine, in our sole discretion, that such participation would be in violation of the Ownership Limit, as set forth in and defined in our Declaration of Trust. To the extent that the reinvestment of dividends under the plan would cause a participant or any other person to exceed the Ownership Limit or otherwise violate our Declaration of Trust, such reinvestment will be void ab initio. Any such participant will be entitled to receive cash dividends, without interest, in lieu of such reinvestment.

Exclusion from Plan for Short-Term Trading or Other Practices. Participants should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common shares. If a participant does engage in short-term trading activities, we may prevent that participant from continuing to participate in the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible current investors in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes or operation of the plan or which may adversely affect the market price of our common shares.

Restrictions at Our Discretion. In addition to the restrictions described above, we reserve the right to prevent you from participating in the plan for any other reason. We have the sole discretion to exclude you from, or terminate your participation in, the plan.

4.                 How do I enroll in the plan?

You may enroll in the plan (i) online through the administrator's website at www.computershare.com/investor or (ii) by completing an enrollment form, a copy of which may be obtained from the administrator, and mailing it to the administrator at the address listed below. If your common shares are registered in an account bearing more than one name, such as joint tenants, trustees, etc., on the books of our transfer agent, all registered holders must sign the enrollment form. If your common shares are registered in more than one account on

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the books of our transfer agent, you should sign and return a separate enrollment form with respect to each account you wish to have enrolled in the plan.

If you are already enrolled in the plan, you need not take any further action at this time to continue your participation. However, if you would like to make an optional cash investment through the plan to increase your holdings of our common shares, you may return the transaction stub from your plan statement along with your check and mail it to the administrator in the envelope provided.

A participant who wishes to make regular monthly investments may authorize monthly recurring automatic deductions from their U.S. bank account.

You may obtain an enrollment form at any time by contacting the administrator at:

Computershare Trust Company, N.A.

P.O. Box 43006

Providence, RI 02940-3006

Telephone: 1-800 850-3948

By signing and returning an enrollment form for the dividend reinvestment component of the plan, a participant will be deemed to have elected to automatically reinvest in our common shares all of the dividends paid with respect to all common shares registered in his or her name on the books of our transfer agent, including dividends paid with respect to common shares purchased for his or her account under the plan.

5.                 When may I join the plan?

A current investor or new investor may enroll in the plan at any time.

Participation in the dividend reinvestment feature of the plan will begin with the first dividend after properly enrolling online or after receipt by the administrator of a properly completed and executed enrollment form. If you enroll prior to the record date for a dividend payment, your election to reinvest dividends will begin with that dividend payment. If you enroll on or after any such record date, reinvestment of dividends will begin on the dividend payment date following the next record date if you are still a shareholder of record. Dividends are expected to be paid in January, April, July and October in each year. The record date for dividends is generally the last business day of the month immediately preceding the payment date.

Participation in the optional cash investment component will begin after properly enrolling online or after receipt by the administrator of a properly completed and executed enrollment form. Optional cash investments will be made as directed by the participant at enrollment, subject to the terms of the plan.

Administration

6.                   Who administers the plan?

Computershare Trust Company, N.A., or a successor selected by us, will administer the plan for the participants, keep records, send statements of accounts to the participants, answer any questions the participants may have and perform other duties related to the plan. All costs of administering the plan are paid by us. The administrator makes all purchases of common shares for the participants' accounts under the plan.

If you have questions regarding the plan, please write to the administrator at the following address:

Computershare Trust Company, N.A.

P.O. Box 43006

Providence, RI 02940-3006

Or call the administrator at:

1-800-850-3948 if you are inside the United States or Canada,

1-201-680-6578 for International telephone inquiries, or

1-800-368-0328 for the hearing impaired (TDD).

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An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

Include your name, address, daytime telephone number, account key, Investor Identification Number and reference LXP Industrial Trust on all written correspondence.

In addition, you may visit the Computershare Trust Company, N.A. website at www.computershare.com/investor. At this website, you can enroll in the plan, obtain information, and perform certain transactions on your plan account. In order to access your account online, you will need to register.

7.                   What kind of reports will be sent to a participant?

As soon as practicable after each Investment Date, a statement of account will be mailed to each participant by the administrator. These statements will provide a record of the cost of the common shares purchased for the participant's account under the plan, the number of common shares purchased pursuant to the plan and the total number of common shares in the participant's account as of that date. The statement will also include specific cost basis information in accordance with applicable law. These statements are the participants' continuing record of current activity and should be retained for tax purposes. In addition, each participant will receive a copy of all communications sent to our shareholders, including any annual and quarterly reports to shareholders, proxy statements and dividend income information for tax reporting purposes. Participants should be aware that it is important to retain all statements received as a fee may be incurred when requesting that the administrator supply past history.

8.                   What are our responsibilities and the responsibilities of the administrator under the plan?

In administering the plan, neither we nor the administrator, nor any agent for either us or them will:

●	be liable for any act done in good faith or required by applicable law, or for any good faith omission to act, including, without limitation, any claim of liability (i) arising out of failure to terminate a participant's account upon such participant's death prior to receipt by the administrator of notice in writing of such death, (ii) with respect to the prices and times at which common shares are purchased or sold (except for prices specified for day limit orders or GTC limit orders) for a participant, or (iii) with respect to any fluctuation in market value before or after any purchase or sale of common shares; (iv) have any liability as to any inability to purchase shares or as to the timing of any purchase or
●	have any duties, responsibilities or liabilities, except as expressly set forth in the plan.

Since we have delegated all responsibility for administering the plan to the administrator, we specifically disclaim any responsibility for any of the administrator's actions or omissions to act in connection with the administration of the plan. None of our trustees, officers, employees or shareholders will have any personal liability under the plan.

We and the administrator will be entitled to rely on completed forms and the proof of due authority to participate in the plan without further responsibility of investigation or inquiry.

The administrator may resign as administrator of the plan at any time, in which case we will appoint a successor administrator. In addition, we may replace the administrator with a successor administrator at any time.

9.	What are the responsibilities of a participant under the plan?

The common shares purchased for a participant's account under the plan may revert to the state in which he or she lives in the event that such common shares are deemed, under such state's laws, to have been abandoned. For this reason, participants should notify the administrator promptly of any change of address. The administrator will address account statements and other communications to each participant at the last address of record provided by him or her to the administrator.

A participant will have no right to draw checks or drafts against his or her account under the plan or to instruct the administrator with respect to any common shares or cash held in his or her account except as expressly provided herein.

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Dividends

10.	When are dividends paid?

Dividends are expected to be paid in January, April, July and October.

We cannot assure you that we will declare or pay dividends in the future, and nothing contained in the plan obligates us to do so. However, we intend to continue qualifying as a REIT and therefore must distribute to our shareholders a minimum of 90% of taxable income (computed without regard to our net capital gains and the deduction for dividends paid). The plan does not represent a guarantee of future dividends.

No interest will be paid on dividends pending reinvestment under the terms of the plan.

11.	May a participant reinvest less than the full amount of his or her dividends?

No, a participant may only elect to reinvest all of the dividends paid with respect to all of the common shares that he or she holds.

12.	Will a participant be credited with dividends paid in respect of common shares purchased for his or her account under the plan?

Yes. A participant is the record holder of the common shares purchased for his or her account under the plan, and therefore is entitled to all dividends we pay in respect of the common shares held in his or her account on the applicable record date, less any applicable tax withholding requirements imposed on us. The administrator will receive all such dividends, credit such dividends to the participant's account based on the number of whole and fractional common shares held in the participant's account on the applicable record date and automatically reinvest such dividends in additional whole and fractional common shares for the participant's account under the plan.

Cash Investments

13. How can I make an initial optional cash investment?

If you do not currently own any of our common shares, or you are an existing shareholder that is not enrolled in the plan and your common shares are not registered in your name, you can participate by making an initial optional cash investment through the plan for as little as $250.00 and up to a maximum of $250,000, unless we grant you a waiver of this amount. Your initial investment can be made using one of the following options:

Via online enrollment by:

●	Authorizing one-time online bank debit (minimum of $250.00) from your U.S. bank account;
●	Authorizing a minimum of five recurring monthly automatic deductions of at least $50.00 from your U.S. bank account; or
●	Opening your account online and sending your initial investment of $250.00 or more.

Via the initial enrollment form:

●	Making one payment (minimum of $250.00) by personal check payable to Computershare/LXP Industrial Trust in U.S. dollars and drawn on a U.S. bank; or
●	Authorizing a minimum of five recurring monthly automatic deductions of at least $50.00 from your U.S. bank account.
14.	How can I make an additional optional cash investment?

Once you are enrolled in the plan, you may purchase additional common shares through optional cash investments. Optional cash investments may not be less than $50.00, and the total of all optional cash investments may not exceed $250,000 in any calendar year, unless we grant you a waiver of this amount. There is no obligation either to make an optional cash investment or to invest the same amount of cash for each investment.

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Check. You may make optional monthly cash investments by sending a personal check to the administrator payable to Computershare/LXP Industrial Trust in U.S. dollars and drawn on a U.S. bank. To facilitate processing of your investment, please use the transaction stub attached to your plan statement. Mail your investment and transaction stub to the address specified on the stub. The administrator will not accept cash, money orders, traveler's checks or third party checks.

One-Time Online Bank Debit. At any time, you may make optional monthly cash investments through the administrator's website, www.computershare.com/investor, by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. You should refer to the online confirmation for the account debit date and investment date.

Recurring Monthly Automatic Withdrawals. As an alternative to sending checks, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank. You may elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to the administrator, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through the administrator. You may also enroll online through www.computershare.com/investor. Your direct debit authorization forms will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. The amounts you have authorized will be withdrawn from your bank account on the 25th day of each month, or the next business day if the 25th day falls on a weekend or holiday. You may change the amount of money or terminate automatic deductions by either calling the administrator directly at 1-800-850-3948 or by completing and submitting to Computershare a new direct debit authorization form or online at www.computershare.com/investor. You will be responsible for all processing fees and any other costs your bank may charge in connection with deductions from your U.S. bank account.

In the event that any check, electronic funds transfer or other deposit is returned unpaid for any reason, or your designated U.S. bank account does not have sufficient funds for an automatic debit, the administrator will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35.00 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your designated U.S. bank account. This fee will be collected by the administrator through the sale of the number of shares from your account necessary to satisfy the fee.

15.       May I invest more than the plan maximum of $250,000?

Yes, if you request a waiver of this limit and we grant your waiver request. Upon receipt of a written bid-waiver form from an investor, we will consider waiving the maximum investment limit. Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include our current and projected capital needs, prevailing market prices of our common shares and other securities, and general economic and market conditions.

Shares purchased in excess of the plan maximum investment amount will be priced as follows:

●	Investments for which a waiver has been granted will be made subject to a “pricing period,” which will generally consist of one (1) to fifteen (15) separate days during which trading of our common shares is reported on the NYSE. Each of these separate days will be an “investment date,” and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for common shares acquired on a particular investment date will be equal to 100%, subject to change as provided below, of the volume-weighted average price, less any applicable discount, rounded to four decimal places, of our common shares as reported by the NYSE only, obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for that investment date. Funds for such investments must be received by the administrator not later than the business day before the first day of the pricing period.
●	We may establish a minimum, or “threshold,” price for any pricing period that the volume-weighted average price, rounded to four decimal places, of our common shares must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver request.
●	If we decide to establish a threshold price for a particular pricing period, the threshold price for any investments made pursuant to a bid-waiver form will be a stated dollar amount that the volume-weighted average price, rounded to four
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decimal places, of our common shares, as reported by the NYSE for each trading day in the relevant pricing period, must equal or exceed. If the threshold price is not satisfied for a trading day in the pricing period, then that trading day and the trading prices for that day will be excluded from the pricing period.

●	We will only establish a threshold price if common shares will be purchased directly from us in connection with the relevant pricing period (please see first bullet above). If we have established a threshold price with respect to the relevant pricing period, then we will exclude from the pricing period any trading day that the volume-weighted average price is less than the threshold price and refund that day's proportional investment amount. For example, if the threshold price is not met for two (2) of the trading days in a ten-day pricing period, then we will return 20% of the funds you submitted in connection with your bid-waiver form, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below.
●	Neither we nor the administrator is required to notify you that a threshold price has been established for any pricing period.
●	We may elect to activate for any particular pricing period a pricing period extension feature which will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five (5) trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is fifteen (15) days, and the threshold price is not satisfied for three (3) out of those fifteen (15) days in the initial pricing period, and we had previously announced in the bid-waiver form that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three (3) trading days (or a subset thereof), then those three (3) days (or subset thereof) will become investment dates in lieu of the three (3) days on which the threshold price was not met. As a result, because there were fifteen (15) trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the funds that you include with your bid-waiver form will be invested.
●	Newly issued common shares purchased pursuant to a request for waiver on a bid-waiver form will be posted to participants' accounts within two (2) business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within two (2) business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any month when we are proposing to grant requests for waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the bid-waiver form that we will be doing so. The purchase price of common shares acquired on each investment date will be equal to the volume-weighted average price obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for each of the investment dates during the pricing period, assuming the threshold price is met on that day, less any discount that we may decide to offer. For each pricing period (assuming the threshold price is met on each trading day of that pricing period), we would have a separate settlement of each investment date's purchases, each based on the volume-weighted average price for the trading day relating to each of the investment dates during the pricing period.
●	Bid-waiver form request forms and information regarding the establishment of a threshold price, if any, may be obtained by contacting the administrator at 1-800-850-3948.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $250,000 made by one or more participants in the plan or new investors, at any time and from time to time, prior to the granting of any request for waiver.

Common Share Purchases

16.                  What is the source of common shares to be purchased under the plan?

The administrator will purchase common shares for the accounts of the participants under the plan, at our discretion, either directly from us, on the open market, or through a combination of these two options. Since February 2016, we have elected open market purchases.

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We may change the method of purchase at any time without notice to the participants, however, no more often than once per fiscal quarter.

17.                  When will common shares be purchased?

Dividend Reinvestment. Common shares purchased for the accounts of the participants under the dividend reinvestment component of the plan will be purchased as soon as practical on or after the applicable dividend payment date.

Optional Cash Investment. Common shares purchased for the accounts of the participants under the optional cash investment component of the plan will be purchased as soon as practicable. Following receipt, the administrator will wait up to three business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from optional cash investments at least once every five business days.

The date that common shares are purchased is referred to as the Investment Date.

Notwithstanding the foregoing, neither we nor the administrator shall be liable when conditions, including compliance with the rules and regulations of the SEC, prevent the purchase of common shares or interfere with the timing of purchases. In accordance with applicable law, funds will be returned to participants if not used to purchase common shares: (i) within 35 days of receipt of initial or additional cash investments; or (ii) within 30 days of the dividend date for dividend reinvestments. A participant may withdraw any additional cash investment by written notice received by the administrator at least two (2) business days prior to investment of the funds. NO INTEREST WILL ACCRUE ON ANY CASH INVESTMENT HELD BY THE ADMINISTRATOR PRIOR TO THE DATE SUCH FUNDS ARE USED TO PURCHASE SHARES.

In making purchases for a participant's account, the administrator may commingle the participant's funds with those of other participants in the plan.

Neither we nor any participant has any authority or power to direct the time or the price at which any market purchase is completed or as to the selection of a broker or dealer through or from whom such purchases are to be made.

18.                  What is the price of common shares purchased under the plan?

Common shares purchased directly from us:

When the common shares are purchased directly from us (not including common shares purchased in a waiver request discussed above), the price of the common shares purchased for the accounts of the participants under the plan will be the average of the daily high and low sales prices of our common shares on the NYSE on the five trading days prior to the Investment Date. If there is no trading reported in our common shares on such dates, the purchase price per common share will be determined by us on the basis of such market quotations or other means as we shall deem appropriate.

We may offer up to a 5% discount on the price of common shares purchased from us under the plan. Under no circumstances will the purchase price per common share be less than the current par value of the common shares. No participant shall have any authority or power to direct the time or price at which common shares may be purchased for their account under the plan.

Common shares purchased on the open market:

If we opt to instruct the administrator to purchase common shares on the open market, the administrator may combine a participant's funds with funds of other participants and generally will batch purchase types (dividend and optional cash investments) for separate execution by its broker. At the administrator's discretion, these batches may be combined and executed by its broker. The administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the common shares, the administrator's broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant's account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such common shares purchased by the administrator's broker on that Investment Date, less any fees.

With respect to purchases of common shares that the administrator makes under the plan on the open market, the administrator, or a broker that the administrator selects, will determine the timing, manner and terms of such purchases. When making purchases for an account under the plan, the administrator may commingle your funds with those of other shareholders participating in the plan.

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19.                  How will the number of common shares purchased for a participant’s account be determined?

Dividend Reinvestment. The number of common shares to be purchased for a participant’s account on each Investment Date will be equal to the total dollar amount to be reinvested for each participant as of that date divided by the applicable purchase price, computed to the sixth decimal place. The total dollar amount to be reinvested for each participant as of any Investment Date will be the sum of (a) the amount of the dividends paid in respect of the common shares held by the participant in his or her own name on the applicable record date, and (b) the amount of the dividends paid in respect of all common shares (including fractional common shares) held in his or her account under the plan on the applicable record date.

The amount to be reinvested will be reduced by any amount we are required to deduct for federal tax withholding purposes. See “Material United States Federal Income Tax Considerations”, beginning on page 31 of the accompanying prospectus.

Optional Cash Investments. The number of common shares to be purchased for a participant’s account will be equal to the total dollar amount to be invested divided by the applicable purchase price on the Investment Date, computed to the sixth decimal place, less any fees.

Safekeeping Service

20.                  What is the purpose of the plan's Safekeeping Service for certificates and how does it work?

The purpose of the plan's Safekeeping Service is to permit participants to deposit all certificates in their possession which represent common shares held by participants outside of the plan with the administrator for safekeeping. Any such certificates which are deposited with the administrator will be canceled and deposited into the shareholder's account in book entry form. Thereafter, the deposited common shares will be treated in the same manner as common shares purchased through the plan.

21.                  What are the advantages of the Safekeeping Service?

The Safekeeping Service offers two significant advantages to participants. First, it eliminates the risk associated with loss of certificates which represent common shares held by participants outside of the plan. Second, because common shares deposited for safekeeping are treated in the same manner as common shares purchased through the plan, they may be sold through the plan in a convenient and efficient manner.

22.                How may common share certificates be deposited with the administrator?

A participant who wishes to deposit certificates representing common shares held by him or her outside of the plan for safekeeping should send the certificates to the administrator with written instructions to deposit them in his or her account under the plan. Certificates sent to the administrator should not be endorsed. The administrator will promptly send a statement to the participant confirming each deposit of certificates.

The administrator recommends that certificates sent to the administrator for safekeeping be sent by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured.

23.                May a participant's common shares remain on deposit if participation in the plan is terminated?

Yes. Upon terminating his or her participation in the plan, a participant may elect to receive all common shares held in his or her account under the plan, either in kind or in cash. Otherwise, the administrator would continue to hold the common shares in book-entry for the former participant. See Question 31 below.

Sale of Common Shares Held in the Plan

24.                Can the common shares held in a participant's account under the plan be sold through the administrator?

Yes. You may instruct the administrator to sell your shares under the plan in one of four ways - through a Batch Order, Market Order, Day Limit Order or Good-Till-Cancelled (GTC) Limit Order.

Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the administrator will be processed no later than five business days after the date on which the order is received (except where

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deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. In every case of a batch order sale, the proceeds to each selling plan participant for each common share sold will be the weighted average sale price obtained by the administrator's broker-dealer for each aggregate order placed by the administrator and executed by the broker less a transaction fee of $25.00 per sale and a per share fee of $0.12.

Market Order: A market order is a request to sell your common shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor, through Investor Centre, or by calling the administrator directly at 1-800850-3948. Market order sale requests received at www.computershare.com/investor, through Investor Centre, or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m., Eastern Time). Any orders received after 4:00 p.m., Eastern Time, will be placed promptly on the next day the market is open. Depending on the number of common shares being sold and current trading volume in the common shares, a market order may only be partially filled or not filled at all on the trading day on which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your common shares were sold, you should check your account online at www.computershare.com/investor or call the administrator directly at 1-800-850-3948. If your market order sale was not filled and you still want the common shares sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the administrator's broker, less a transaction fee of $25.00 per sale and a per share fee of $0.12.

Day Limit Order: A Day Limit Order is an order to sell your common shares when and if the common shares reach a specific price on a specific day. The order is automatically cancelled if the price is not met by the end of that trading day, or, for orders placed outside of market hours, the next trading day. Depending on the number of common shares being sold and current trading volume in the common shares, your order may only be partially filled, in which case the remainder of your order will be cancelled. The order may be cancelled by the applicable stock exchange, by the administrator at its sole discretion or, if the administrator's broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the administrator directly at 1-800850-3948. Each day limit order sale will incur a transaction fee of $25.00 per sale and a per share fee of $0.12.

Good-Till-Cancelled (GTC) Limit Order: A GTC Limit Order is an order to sell your common shares when and if the price of the common shares reaches a specific price at any time while the order remains open (generally up to 30 days). Depending on the number of common shares being sold and current trading volume in the common shares, sales may be executed in multiple transactions and may be traded on more than one day. If shares trade on more than one day, a separate fee will be charged for each day. The order, or any unexecuted portion thereof, is automatically cancelled if the price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the administrator at its sole discretion or, if the administrator's broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the administrator directly at 1-800-850-3948. Each GTC limit order sale will incur a transaction fee of $25.00 per sale and a per share fee of $0.12.

Per share fees include any applicable brokerage commissions the administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The administrator may, for various reasons, require a sales request to be submitted in writing. Please contact the administrator to determine if there are any limitations applicable to your particular sale request. An additional fee of $15.00 will be charged if the assistance of a customer service representative is required when selling common shares.

You should be aware that the price of our common shares may rise or fall during the period between a request for sale, its receipt by the administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

If you elect to sell shares online at www.computershare.com/investor through the Investor Centre, you may utilize the administrator's international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.

The administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which common shares for the plan are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than the administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

If you want to sell common shares through your own broker, you may request the administrator to transfer common shares electronically from your plan account to your brokerage account. Alternatively, you may request a certificate that you can then deliver to your broker.

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Issuance of certificates may be subject to an additional fee. Please contact the plan administrator to determine if there is a certificate issuance fee.

Plan participants must perform their own research and must make their own investment decisions. Neither the administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the plan.

Issuance of Certificates

25.       Will certificates be issued for common shares purchased for a participant's account under the plan?

Common shares purchased for a participant's account under the plan will be registered in the name of the administrator or its nominee as agent for the participant. The number of common shares purchased for a participant's account under the plan will be shown on the participant's regular statement of account. This service protects against loss, theft or destruction of common share certificates.

No certificates for any number of common shares purchased for a participant's account under the plan will be issued to the participant unless he or she submits a request to the administrator. Such requests will be handled by the administrator, normally within two business days of your request. Any remaining whole common shares and any fractional common shares will continue to be held in the participant's account. Certificates for fractional shares will not be issued under any circumstances. Issuance of certificates may be subject to an additional fee. Please contact the plan administrator to determine if there is a certificate issuance fee.

26.	What effect will a request for a certificate have on a participant's account?

All dividends on the common shares for which a certificate is requested will continue to be reinvested under the plan until the participant files a new enrollment form changing his or her investment election.

Costs

27.	What are the costs to the participants in connection with dividend reinvestments and optional cash investments under the plan?
Initial Enrollment Fee	No Fee
Optional Cash Investments
By Check and One-Time Online Bank Debit	$5.00 per transaction plus $0.05 per share
By Recurring Monthly Automatic Deductions	$2.50 per transaction plus $0.05 per share

Reinvestment of Dividends	5% of the amount reinvested up to a maximum of $5.00

Per share fees include any applicable brokerage commissions the administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. The fees are subject to change at any time. This is considered part of the “Terms and Conditions” of the plan.

28.                What are the costs to the participants in connection with the plan's Safekeeping Service?

There are no costs to participants in connection with the plan's Safekeeping Service.

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29.	What are the costs to a participant in connection with the sale of common shares purchased for his or her account under the plan?
Sale of Shares of Common Stock (partial or full)
Batch Order	$25.00 per transaction plus $0.12 per share
Market Order	$25.00 per transaction plus $0.12 per share
Day Limit Order	$25.00 per transaction plus $0.12 per share
GTC Limit Order	$25.00 per transaction plus $0.12 per share

Convenience Fees
CSR Assisted Sale	$15.00 per transaction

Per share fees include any applicable brokerage commissions the administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. The fees are subject to change at any time. This is considered part of the “Terms and Conditions” of the plan.

Termination of Plan Participation

30.	How does a participant terminate participation in the plan?

In order to terminate participation in the plan, a participant must notify the administrator by telephone, over the Internet at www.computershare.com/investor or in writing at the address set forth in the response to Question 6 above. After receipt of such notice, the participant will begin to receive his or her dividends as declared, in the usual manner.

31.	What happens when a participant terminates his or her participation in the plan?

If the notice of termination is received by the administrator near the record date for a dividend payment, the administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in common shares on behalf of the discontinuing participant. If such dividend is reinvested, the administrator may sell the shares purchased and remit the proceeds to the participant, less any applicable fees. Upon receipt, the administrator, in accordance with your instructions, will either (a) discontinue the reinvestment of the dividends paid on the common shares enrolled and/or held in your plan account, but continue to hold whole shares in book entry form on your behalf and issue a cash payment for any cash in lieu of a fractional share less any applicable fees; (b) issue a certificate for the whole shares credited to your plan account and issue a cash payment for any cash in lieu of a fractional share less any applicable fees (see Question 25 above); (c) sell the whole shares credited to your plan account and issue a cash payment for the proceeds plus any cash in lieu of a fractional share, less applicable any fees (see Question 24 above) or (d) electronically transfer your common shares to a stockbroker of choice, or any combination of the foregoing. After a participant terminates participation in the plan, all dividends will be paid to the participant in the usual manner unless the participant re-elects to participate in the plan.

32.	When may a shareholder re-elect to participate in the plan?

Generally, a shareholder may re-enroll in the plan at any time. However, the administrator reserves the right to reject any enrollment form on the grounds of excessive joining and withdrawing. Such reservation is intended to minimize unnecessary administrative expenses and to encourage use of the plan as a long-term shareholder investment service.

Additional Information

33.	How will common shares purchased for a participant's account under the plan be voted at shareholders' meetings?

Common shares purchased for a participant's account under the plan will be voted at shareholders' meetings as the participant directs. Each participant will receive a proxy voting card for the total of his or her common shares, including common shares held in his or her account under the plan. If no instructions are received, the common shares will not be voted. Common shares held in a participant's account may also be voted in person at such meetings.

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34.	What happens if we issue a stock dividend or declare a stock split?

In the event of a stock split or a stock dividend payable in common shares, the administrator will receive and credit to each participant's account the applicable number of whole and fractional common shares based both on the number of common shares held in the participant's account under the plan and, with respect to shareholders participating in the plan, the number of common shares registered in the participant's own name as of the record date for the stock dividend or split.

35.	What happens if we issue rights to purchase securities to the holders of common shares?

We have never issued rights to holders of common shares to purchase securities. However, participation in any future rights offering will be based both on the number of common shares held in each participant's account under the plan and, with respect to shareholders participating in the plan, the number of common shares registered in the participant's own name as of the record date for the rights offering. Rights applicable to common shares held in a participant's account under the plan will be sold by the administrator and the proceeds of such sale will be credited to the participant's account under the plan and applied to the purchase of common shares on the next reinvestment date. Any participant who wishes to exercise, transfer or sell the rights applicable to the common shares held in the participant's account under the plan must request, prior to the record date for the issuance of any such rights, that the common shares held in the participant's account under the plan be transferred from the participant's account and registered in the participant's name.

36.	May the plan be changed or discontinued?

We reserve the right to amend, modify, suspend or terminate the plan, but such action shall have no retroactive effect that would prejudice the interests of the participants. Changes or termination to the plan will not affect a participant's rights as a shareholder in any way and any book-entry shares owned will continue to be credited to a participant's account unless specifically requested otherwise.

The administrator also may terminate your plan account if you do not own at least one whole share. In the event that your plan account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any applicable fees, will be sent to you and your account will be closed.

37.	What law governs the plan?

The terms and conditions of the plan and its operation shall be governed by the laws of the State of Maryland.

38.	How is the plan to be interpreted?

Any question of interpretation arising under the plan will be determined by us, and any such determination will be final. Any action taken by us or the administrator to effectuate the plan in the good faith exercise of our or their respective judgment will be binding on all participants.

39.       What are the federal income tax consequences of participating in the plan?

New investors and current investors should consult the general discussion under the caption “Material United States Federal Income Tax Considerations—Dividend Reinvestment and Share Purchase Plan” beginning on page 49 of the accompanying prospectus for a summary of United States federal income tax considerations related to the ownership of our common shares and the consequences of a shareholder’s participation in our Dividend Reinvestment Plan.

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USE OF PROCEEDS

Proceeds from any newly issued common shares purchased directly from us under the plan will be available for general corporate purposes. We have no basis for estimating either the number of common shares that will ultimately be purchased directly from us, if any, under the plan or the prices at which such shares will be sold. We will not receive any proceeds from any common shares purchased on the open market.

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PLAN OF DISTRIBUTION

Except to the extent the administrator purchases our common shares in open market transactions, we will sell the common shares acquired under the plan directly to the participant. The shares acquired pursuant to the plan may be resold in market transactions on any national securities exchange on which our common shares trade or in privately negotiated transactions. Our common shares are currently listed on the NYSE.

In connection with the administration of the plan, we may be requested to approve investments made pursuant to requests for purchases in excess of the plan maximum investment amount.

Persons who acquire our common shares through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the common shares so purchased. We may, however, accept investments made pursuant to requests for waiver in connection with purchases in excess of the plan maximum interest amount by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any discount we may offer from the market price for common shares acquired under the plan. Those transactions may cause fluctuations in the trading volume of our common shares. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of our common shares to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

Subject to the availability of our common shares registered for issuance under the plan, there is no total maximum number of shares that can be issued pursuant to the plan. Participants are required to pay transaction fees, service fees, per share fees, or other charges in connection with the purchase of common shares for his or her plan account under the plan and in connection with his or her voluntary sale of shares from his or her plan account.

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PROSPECTUS

LXP Industrial Trust
Common Shares of Beneficial Interest Classified as Common Stock
Preferred Shares of Beneficial Interest Classified as Preferred Stock
Debt Securities, Depositary Shares, Warrants
Subscription Rights or Units

This prospectus contains a general description of the equity and debt securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

●	common shares of beneficial interest classified as common stock (“common shares”);
●	preferred shares of beneficial interest classified as preferred stock (“preferred shares”);
●	debt securities which may be either senior debt securities or subordinated debt securities (“debt securities”);
●	depositary shares representing preferred shares (“depositary shares”);
●	warrants;
●	subscription rights; or
●	units consisting of combinations of any of the foregoing (“units”).

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust for federal income tax purposes (“REIT”). The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT. To ensure that we maintain our qualification as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, ownership of our equity securities by any person is subject to certain limitations. See “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions” in this prospectus.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling shareholders may be identified from time to time in a prospectus supplement relating to that sale of our securities that they own. We will not receive proceeds from any sale of our securities by selling shareholders.

Our common shares and our 6.50% Series C Cumulative Convertible Preferred Stock, or Series C Preferred Shares, are traded on The New York Stock Exchange under the symbols “LXP” and “LXPPRC”, respectively. On February 15, 2024, the last reported sale price of our common shares, as reported on The New York Stock Exchange, was $8.75 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, WE IDENTIFY AND DISCUSS RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 AND THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS. BEFORE BUYING OUR SECURITIES, YOU SHOULD READ AND CONSIDER THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN THE

PROSPECTUS SUPPLEMENTS OR ANY OFFERING MATERIAL RELATING TO ANY SPECIFIC OFFERING, AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE “WHERE YOU CAN FIND MORE INFORMATION.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 16, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”), using a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings and selling securityholders may from time to time offer such securities owned by them. This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. We may also file, from time to time, a prospectus supplement or an amendment to the registration statement of which this prospectus forms a part containing additional information about us and/or selling securityholders and the terms of the offering of the securities. That prospectus supplement or amendment may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement or amendment may also add, update or change information in this prospectus. If there is any supplement or amendment, you should rely on the information in that prospectus supplement or amendment.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement and any amendments to such registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to the actual exhibit for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.” Federal securities laws and the SEC’s rules and regulations require us to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including annual, quarterly and current reports) for LXP Industrial Trust, as further described under the heading “Where You Can Find More Information.”

Information incorporated by reference from filings with the SEC after the date of this prospectus or after the date of any prospectus supplement, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update or change information included or incorporated by reference in this prospectus or any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in any document incorporated by reference will be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded will not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the respective covers of this prospectus and any such prospectus supplement.

We have not authorized anyone else to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement as if we had authorized it. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

All references to the “Company,” “we,” “our” and “us” in this prospectus mean LXP Industrial Trust and its consolidated subsidiaries, except as otherwise provided or where it is made clear that the term means only LXP Industrial Trust. When we use the term “LXP” in this prospectus, we are referring to LXP Industrial Trust by itself and not including any of its subsidiaries. References to “common shares” or similar references refer to the shares of beneficial interest classified as common stock, par value $0.0001 per share, of LXP. The term “you” refers to a prospective investor.

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CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result” or similar expressions. Readers should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. In particular, among the factors that could cause actual results, performances or achievements to differ materially from current expectations, strategies or plans include, among others:

●	changes in our industry and changes in the real estate market particularly, either nationally or regionally;
●	changes in economic conditions generally and the real estate market specifically;
●	adverse developments with respect to our tenants, including defaults or non-renewals of significant tenant leases;
●	impairments in the value of our real estate investments;
●	failure to consummate the transactions described in this prospectus or the failure of any transactions to perform to our expectations;
●	legislative/regulatory/accounting changes, including changes to laws governing and policies and guidelines applicable to the taxation of REITs;
●	any material legal proceedings;
●	availability of debt and equity capital;
●	increases in real estate construction costs;
●	competition;
●	changes in interest rates;
●	supply and demand for properties in our current and proposed market areas;
●	a downgrade in our credit ratings;
●	direct and indirect impacts of climate change;
●	cyber incidents; and
●	the other risk factors set forth in our Annual Report on Form 10-K filed with the SEC on February 15, 2024, the section titled “Risk Factors” beginning on page 5 of this prospectus and the other documents incorporated by reference herein, including documents that we file with the SEC in the future that are incorporated by reference herein.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements.

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Except as required by law, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that our expectations will be realized.

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OUR COMPANY

We are a Maryland real estate investment trust, which has elected to qualify to be taxed as a REIT for federal income tax purposes, focused on single-tenant warehouse/distribution real estate investments. A majority of our properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

As of December 31, 2023, we had equity ownership interests in approximately 115 consolidated real estate properties, located in 18 states and containing an aggregate of approximately 54.6 million square feet of space, approximately 99.8% of which was leased.

As of December 31, 2023, our portfolio consisted of 112 warehouse/distribution facilities and three other properties. Our warehouse/distribution portfolio is primarily focused in our target markets within the Sunbelt and Midwest. We expect to grow these markets by executing on our development pipeline, including through build-to-suits, and opportunistically acquiring facilities in these markets.

Our common shares and Series C preferred shares are traded on the New York Stock Exchange, or NYSE, under the symbols “LXP” and “LXPPRC,” respectively.

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We intend to continue to qualify as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net taxable income. We conduct certain taxable activities through our taxable REIT subsidiary, Lexington Realty Advisors, Inc.

Our principal executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015; our telephone number is (212) 692-7200.

We maintain a website at www.lxp.com, which contains information about us and our subsidiaries. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

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RISK FACTORS

Investing in our securities involves risks and uncertainties that could affect us and our business as well as the real estate industry generally. You should carefully consider the risks described and discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 15, 2024, which is incorporated by reference in this prospectus, and in any other documents incorporated by reference in this prospectus, including without limitation any updated risks included in our subsequent periodic reports incorporated by reference herein. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the Commission in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

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USE OF PROCEEDS

Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities for general corporate purposes, which may include the repayment of outstanding indebtedness, the improvement of certain properties already in our portfolio or the acquisition of additional assets. Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling securityholders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement.

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DESCRIPTION OF OUR COMMON SHARES

The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust (“Declaration of Trust”) and our bylaws (“Bylaws”), each as supplemented, amended or restated, and each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus.

This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

General

Under our Declaration of Trust, we have the authority to issue up to 1,400,000,000 shares of beneficial interest, par value $0.0001 per share, of which 600,000,000 shares are classified as common shares, 700,000,000 are classified as excess stock, or excess shares, and 100,000,000 shares are classified as preferred stock, or preferred shares, including 3,100,000 preferred shares classified as 6.50% Series C Cumulative Convertible Preferred Stock, $0.0001 per value per share.

Terms

Subject to the preferential rights of any other shares or class or series of our equity securities and to the provisions of our Declaration of Trust regarding excess shares, holders of common shares are entitled to receive dividends on such common shares if, as and when authorized by our board of trustees and declared by us out of assets legally available therefor and to share ratably in those of our assets legally available for distribution to our shareholders in the event that we liquidate, dissolve or wind up, after payment of, or adequate provision for, all of our known debts and liabilities and the amount to which holders of any class of shares having a preference on distributions in liquidation, dissolution or winding up of us will be entitled.

Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as otherwise provided in our Declaration of Trust with respect to any other class or series of shares, the holders of common shares will possess exclusive voting power. In uncontested elections of trustees at a meeting duly called at which a quorum is present, the affirmative vote of a majority of the total votes cast by shareholders entitled to vote is sufficient to elect a trustee nominee. In contested elections at a meeting duly called at which a quorum is present, a plurality of votes cast by shareholders entitled to vote is required for the election of a trustee. A majority of the votes cast means that the number of shares voted “for” a trustee nominee must exceed the number of votes cast “against” or “withheld” with respect to such trustee nominee. Votes “against” or “withheld” with respect to a nominee will count as votes cast with respect to that nominee, but “abstentions” and broker non-votes with respect to that nominee will not count as votes cast with respect to that nominee. There is no cumulative voting in the election of trustees, which means that the holders of a majority of our outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining common shares will not be able to elect any trustees.

Subject to the provisions of our Declaration of Trust regarding excess shares, holders of common shares have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our securities.

We furnish our shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent registered public accounting firm.

Subject to the provisions of our Declaration of Trust regarding excess shares, all of the common shares have equal dividend, distribution, liquidation and other rights and generally have no preference, appraisal or exchange rights.

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Restrictions on Ownership

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, among other purposes, our Declaration of Trust contains restrictions on the ownership and transfer of our shares. See “Restrictions on Transfers of Shares of Capital Stock and Anti-Takeover Provisions.”

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for the common shares is Computershare Shareowner Services, or Computershare.

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DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our Declaration of Trust (including any applicable articles supplementary, amendment or annex to our Declaration of Trust designating the terms of a series of preferred shares) and our Bylaws, each as supplemented, amended or restated, and each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus.

General

Under our Declaration of Trust, we have the authority to issue up to 100,000,000 preferred shares, of which 3,100,000 shares are classified as Series C Preferred Shares. As of the date of this prospectus, we have issued and outstanding 1,935,400 Series C Preferred Shares and have no other outstanding series of preferred shares.

Subject to limitations prescribed by Maryland law and our Declaration of Trust, our board of trustees is authorized to classify and reclassify any unissued shares and to set the number of shares constituting each class or series of preferred shares and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. The preferred shares will, when issued against payment therefore, be fully paid and nonassessable and will not be subject to preemptive rights, unless determined by our board of trustees. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1)	the title and stated value of the preferred shares;
(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;
(3)	the voting rights, if any, of the holders of the preferred shares;
(4)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;
(5)	the date from which dividends on the preferred shares will accumulate, if applicable;
(6)	the provisions for a sinking fund, if any, for the preferred shares;
(7)	the provisions for redemption, if applicable, of the preferred shares;
(8)	any listing of the preferred shares on any securities exchange;
(9)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);
(10)	a discussion of material federal income tax considerations applicable to the preferred shares;
(11)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;
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(12)	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;
(13)	any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and
(14)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up: (i) senior to all classes or series of common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term “equity securities” does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if authorized by our board of trustees and declared by us, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books at the close of business on the applicable record dates fixed by our board of trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms and conditions, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment will be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares as to rights upon our liquidation, dissolution or winding up, the holders of our preferred shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

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If we consolidate, convert or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, among other purposes, our Declaration of Trust contains restrictions on the ownership and transfer of our shares, including our preferred shares, and the prospectus supplement relating to a class or series of preferred shares may contain additional provisions restricting the ownership and transfer of such class or series of preferred shares. See “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions.”

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our Series C Preferred Shares is Computershare. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our 6.50% Series C Cumulative Convertible Preferred Stock

General. In December 2004 and January 2005, we sold an aggregate 3,100,000 Series C Preferred Shares. The Series C Preferred Shares are convertible into common shares and are listed on the New York Stock Exchange under the symbol “LXPPRC.” As of the date of this prospectus, 1,935,400 Series C Preferred Shares remain outstanding.

Dividends. Subject to the preferential rights of the holders of any class or series of shares ranking senior to the Series C Preferred Shares as to dividends, the holders of the Series C Preferred Shares are entitled to receive, when, as and if authorized by the board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.50% per annum of the $50.00 liquidation preference per share (equivalent to $3.25 per year per share).

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of us, holders of the Series C Preferred Shares (and of the excess shares converted from Series C Preferred Shares, if any) will have the right to be paid out of our assets legally available for distribution to our shareholders $50.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares and any other shares ranking junior to the Series C Preferred Shares as to liquidation rights. The rights of the holders of the Series C Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of our capital shares ranking, as to liquidation rights, on a parity with the Series C Preferred Shares. The consolidation or merger of LXP with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of the affairs of us.

Redemption. We may not redeem the Series C Preferred Shares unless necessary to preserve our status as a REIT.

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Conversion Rights. The Series C Preferred Shares may be converted by the holder, at its option (the “Optional Conversion”), into common shares, at a conversion rate of 2.4339 common shares per $50.00 liquidation preference, as of the date of this prospectus, which is equivalent to a conversion price of approximately $20.54 per common share (subject to adjustment in certain events).

Company Conversion Option. We may, at our option, cause the Series C Preferred Shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate (the “Company Conversion Option”) in the following circumstances. We may exercise our conversion right only if, for at least twenty (20) trading days within any period of thirty (30) consecutive trading days (including the last trading day of such period), the closing price of the common shares equals or exceeds 125% of the then prevailing conversion price of the Series C Preferred Shares. In addition, if there are fewer than 25,000 Series C Preferred Shares outstanding, we may, at our option, cause all of the outstanding Series C Preferred Shares to be automatically converted into that number of common shares equal to $50.00 divided by the lesser of the then prevailing conversion price and the current market price for the five trading day period ending on the second trading day immediately prior to the conversion date.

Settlement. Upon conversion (whether pursuant to an Optional Conversion or the Company Conversion Option), we may choose to deliver the conversion value to investors in cash, common shares or a combination of cash and common shares.

We can elect at any time to obligate ourselves to satisfy solely in cash, the portion of the conversion value that is equal to 100% of the liquidation preference amount of the Series C Preferred Shares, with any remaining amount of the conversion value to be satisfied in cash, common shares or a combination of cash and common shares. If we elect to do so, we will notify holders at any time that we intend to settle in cash the portion of the conversion value that is equal to the liquidation preference amount of the Series C Preferred Shares. This notification, once provided to holders, will be irrevocable and will apply to future conversions of the Series C Preferred Shares even if the shares cease to be convertible but subsequently become convertible again.

Payment of Dividends Upon Conversion. With respect to an Optional Conversion, upon delivery of the Series C Preferred Shares for conversion, those Series C Preferred Shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date and a holder of such converted Series C Preferred Shares will not receive any cash payment representing accrued and unpaid dividends on the Series C Preferred Shares, whether or not in arrears, except in certain limited circumstances. With respect to the Company Conversion Option, a holder of such converted Series C Preferred Shares will receive a cash payment for all unpaid dividends in arrears. If we exercise the Company Conversion Option and the conversion date is on or after the record date for payment of dividends and before the corresponding dividend payment date, such holder will also receive a cash payment for the dividend payable for such period. If we exercise the Company Conversion Option and the conversion date is prior to the record date for payment of dividends, such holder will not receive payment for any portion of the dividend payable for such period.

Conversion Rate Adjustments. The conversion rate is subject to adjustment upon the occurrence of certain events, including if we distribute in any quarter to all or substantially all holders of common shares, any cash, including quarterly cash dividends, in excess of an amount per common share (subject to adjustment), which is currently approximately $0.38.

Fundamental Change. Upon the occurrence of certain fundamental changes in LXP, a holder may require us to purchase for cash all or part of its Series C Preferred Shares at a price equal to 100% of their liquidation preference plus accrued and unpaid dividends, if any, up to, but not including, the fundamental change purchase date.

Rank. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior to all classes or series of common shares and to all equity securities ranking junior to the Series C Preferred Shares, (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Shares, and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Shares.

Voting Rights. Holders of the Series C Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C Preferred Shares voting together as a class with all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, will be entitled to vote

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at the next annual meeting of our shareholders and at each subsequent annual meeting for the election of two additional trustees to serve on our board of trustees until all unpaid cumulative dividends have been paid or declared and set apart for payment. The holders of Series C Preferred Shares and all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights will be entitled to one vote per $25.00 of liquidation preference (i.e., two votes for each Series C Preferred Share). In addition, the affirmative vote of at least two-thirds of the Series C Preferred Shares, and all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, voting together as a class, is required for us (i) to authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolutions or winding up of our affairs or (ii) to amend our Declaration of Trust (whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise) in a manner that materially and adversely affects the rights of the Series C Preferred Shares; provided, however, with respect to the occurrence of any event described in clause (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged (taking into account that, upon the occurrence of such an event, we may not be the surviving entity), the occurrence of such an event will not be deemed to materially and adversely affect the rights of the Series C Preferred Shares and holders of Series C Preferred Shares will not have any voting rights with respect to the occurrence of the event or the holders thereof.

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DESCRIPTION OF OUR DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indentures we have entered into with U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. These documents or forms thereof are filed as exhibits to, or are incorporated by reference in, the registration statement, which includes this prospectus.

As used in this prospectus, the term indentures refers to both the senior indentures and the subordinated indenture. The senior indentures are and the subordinated indenture will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of material provisions of the senior indentures and provisions that are anticipated to be included in the senior indentures and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indentures and the subordinated indenture are identical.

Debt Securities

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

●	title and aggregate principal amount;
●	whether the securities are subject to subordination and applicable subordination provisions, if any;
●	conversion or exchange into any securities or property;
●	percentage or percentages of principal amount at which such securities will be issued;
●	issuance date;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●	whether interest will be payable in cash or in additional debt securities of the same series, or will accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);
●	redemption or early repayment provisions;
●	authorized denominations;
●	form;
●	amount of discount or premium, if any, with which such securities will be issued;
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●	whether such securities will be issued in whole or in part in the form of one or more global securities;
●	identity of the depositary(ies) for global securities;
●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
●	any covenants applicable to the particular debt securities being issued;
●	any defaults and events of default applicable to the particular debt securities being issued;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;
●	securities exchange(s) on which the securities will be listed, if any;
●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
●	provisions relating to covenant defeasance and legal defeasance of securities of the series;
●	provisions relating to satisfaction and discharge of the indenture;
●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	provisions, if any, granting special rights upon the occurrence of specified events;
●	any restriction of transferability of the series; and
●	additional terms not inconsistent with the provisions of the indenture.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currency or other reference factor to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

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We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

4.40% Senior Notes due 2024

On May 20, 2014, we issued $250.0 million aggregate principal amount of our 4.40% Senior Notes due 2024, which we refer to as the “2024 Notes.” The 2024 Notes were issued by us at an initial offering price of 99.883% of their face value.

On September 15, 2020, we repurchased $51.1 million aggregate principal amount of the 2024 Notes pursuant to a tender offer.

The terms of the 2024 Notes are governed by an indenture, dated as of May 9, 2014 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated May 20, 2014 ( the “2024 Indenture”), by and among us, as issuer, Lepercq Corporate Income Fund L.P. (“LCIF”) (formerly a guarantor and subsidiary of LXP which merged into LXP in 2023), and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee. The 2024 Notes mature on June 15, 2024, and accrue interest at a rate of 4.40% per annum, payable semi-annually on June 15 and December 15 of each year. Interest payments commenced on December 15, 2014.

Prior to March 15, 2024, we may redeem the 2024 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2024 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. At any time on or after March 15, 2024, the 2024 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2024 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2024 Indenture and the 2024 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2024 Notes or the 2024 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of

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the 2024 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2024 Notes may declare the principal and accrued and unpaid interest on all of the 2024 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2024 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

Certain of our payment obligations with respect to the 2024 Notes were required to be guaranteed by LCIF upon issuance. LCIF was released from its guarantee effective December 21, 2018.

In addition, the 2024 Notes are cross-defaulted with certain of our indebtedness.

2.700% Senior Notes due 2030

On August 20, 2020, we issued $400.0 million aggregate principal amount of our 2.700% Senior Notes due 2030, which we refer to as the “2030 Notes.” The 2030 Notes were issued by us at an initial offering price of 99.233% of their face value.

The terms of the 2030 Notes are governed by the Base Indenture as supplemented by the second supplemental indenture dated August 28, 2020, (the “2030 Indenture”). The 2030 Notes mature on September 15, 2030, and accrue interest at a rate of 2.700% per annum, payable semi-annually on March 15 and September 15 of each year. Interest payments commenced on March 15, 2021.

Prior to June 15, 2030, we may redeem the 2030 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2030 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) that would be due if such notes matured 90 days prior to their maturity date but for the redemption thereof, discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. At any time on or after June 15, 2030, the 2030 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2030 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2030 Indenture and the 2030 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2030 Notes or the 2030 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2030 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2030 Notes may declare the principal and accrued and unpaid interest on all of the 2030 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2030 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The 2030 Notes are cross-defaulted with certain of our indebtedness.

2.375% Senior Notes due 2031

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On August 30, 2021, we issued $400.0 million aggregate principal amount of our 2.375% Senior Notes due 2031, (the “2031 Notes”). The 2031 Notes were issued by us at an initial offering price of 99.758% of their face value.

The terms of the 2031 Notes are governed by the Base Indenture as supplemented by the third supplemental indenture dated August 30, 2021, (the “2031 Indenture”). The 2031 Notes mature on October 1, 2031, and accrue interest at a rate of 2.375% per annum, payable semi-annually on April 1 and October 1 of each year, interest payments commenced on April 1, 2022.

Prior to July 1, 2031, we may redeem the 2031 Notes, in whole or in part at any time and from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2031 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate (as defined in the 2031 Indenture) plus twenty basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. At any time on or after July 1, 2031, the 2031 Notes will be redeemable, in whole or in part at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2031 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2031 Indenture and the 2031 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2031 Notes or the 2031 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2031 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2031 Notes may declare the principal and accrued and unpaid interest on all of the 2031 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2031 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The 2031 Notes are cross-defaulted with certain of our indebtedness.

6.750% Senior Notes due 2028

On November 13, 2023, we issued $300.0 million aggregate principal amount of our 6.750% Senior Notes due 2028, which we refer to as the “2028 Notes.” The 2028 Notes were issued by us at an initial offering price of 99.423% of their face value.

The terms of the 2028 Notes are governed by the Base Indenture as supplemented by the fourth supplemental indenture dated November 13, 2023, (“the 2028 Indenture”). The 2028 Notes mature on November 15, 2028, and accrue interest at a rate of 6.750% per annum, payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2024.

Prior to October 15, 2028 (the “Par Call Date”), we may redeem the 2028 Notes at our option, in whole or in part, at any time and from time to time, at a Redemption Price (as defined in the Base Indenture) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (as defined in the Base Indenture) (assuming the 2028 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2028 Indenture) plus thirty five basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the 2028 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after the Par Call Date, we may redeem the 2028 Notes, in whole or in part, at any time and from time to time,

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at a Redemption Price equal to 100% of the principal amount of the 2028 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding the Redemption Date.

The 2028 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2028 Indenture and the 2028 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2028 Notes or the 2028 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2028 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2028 Notes may declare the principal and accrued and unpaid interest on all of the 2028 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2028 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The 2028 Notes are cross-defaulted with certain of our indebtedness.

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DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement and depositary receipts we will enter into with a depositary to be selected, our Declaration of Trust, including the form of articles supplementary for the applicable series of preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the prospectus supplement.

Redemption

If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such

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notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder will have been redeemed, (ii) there will have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of LXP Industrial Trust and such distribution will have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each preferred share will have been converted into shares of LXP Industrial Trust not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and initial issuance of the depositary shares, and redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other

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taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred shares.

Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for the depositary’s negligence or willful misconduct. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary will receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final warrants and warrant agreement.

We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

●	the title of the warrants;
●	the aggregate number of warrants;
●	the price or prices at which the warrants will be issued;
●	the currencies in which the price or prices of the warrants may be payable;
●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
●	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;
●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
●	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	the minimum or maximum amount of the warrants which may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	any listing of warrants on any securities exchange;
●	if appropriate, a discussion of federal income tax consequences; and
●	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final subscription rights agreement and subscription rights certificate.

We may issue subscription rights to purchase our common shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each common share upon the exercise of the subscription rights;
●	the number of subscription rights issued to each shareholder;
●	the number and terms of the common shares which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, preferred shares, debt securities, subscription rights, depositary shares, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common shares, preferred shares, debt securities, warrants, subscription rights or depositary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units; and
●	a description of the provisions for the payment, settlement, transfer or exchange of the units.
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RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK AND ANTI-TAKEOVER PROVISIONS

Restrictions Relating To REIT Status

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To assist us in continuing to remain a qualified REIT, among other purposes, our Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our equity shares, defined as common shares or preferred shares. We refer to this restriction as the Ownership Limit. Our board of trustees may exempt a person from the Ownership Limit if upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our board of trustees is presented that the exemption will not result in us having fewer than 100 beneficial owners or in us being “closely held.” Any transfer of equity shares or any security convertible into equity shares that would create a direct or indirect ownership of equity shares in excess of the Ownership Limit or that would result in the equity shares being owned by fewer than 100 persons or result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to such equity shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

In addition, equity shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit or that would cause us to become “closely held” within the meaning of the Code, will automatically be converted into an equal number of excess shares that will be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest in us may be ultimately transferred without violating the Ownership Limit. While the excess shares are held in trust, they will not be entitled to vote (except as required by Maryland law), they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid on excess shares prior to our discovery that equity shares have converted for excess shares will be repaid to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares. The original transferee-shareholder may, at any time the excess shares are held by us in trust, designate a beneficiary of its interest in the trust (representing the excess shares held by the charitable trust attributable to a purported transfer that resulted in the excess shares) if the excess shares would not be excess shares in the hands of the beneficiary and, such transferee-shareholder does not receive a price for such designation that exceeds the price paid by the original transferee-shareholder for the equity shares that were exchanged into excess shares, or, if the transferee-shareholder did not give value for such shares, a price not in excess of the market price (as determined in the manner set forth in our Declaration of Trust) on the date of the purported transfer. Immediately upon the transfer to the permitted transferee, the excess shares will automatically be converted into equity shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

In addition to the foregoing transfer restrictions, we will have the right, for a period of 90 days during the time any excess shares are held by us in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of the price paid for the equity shares by the original transferee-shareholder or the market price (as determined in the manner set forth in our Declaration of Trust) on the date we exercise our option to purchase. The 90-day period begins on the later of the date of the transfer that resulted in excess stock or the date on which our board of trustees determines in good faith that a transfer resulting in excess shares has occurred, if we do not receive written notice of the transfer or other event resulting in the exchange of equity shares for excess shares.

Any person who acquires or attempts to acquire equity shares in violation of the foregoing restrictions, or any person who is a transferee such that excess shares resulted from such transfer, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer, or attempted transfer, on our status as a REIT.

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All persons who own, directly or indirectly, (i) more than 5% of the outstanding equity shares during any periods in which the number of such beneficial or constructive owners exceeds 1,999, (ii) more than 1% of the outstanding equity shares during any period in which the number of beneficial or constructive owners is fewer than 2,000 or (iii) such lower percentages as required pursuant to regulations under the Code must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of equity shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.

This Ownership Limit may have the effect of precluding an acquisition of control unless our board of trustees determines that maintenance of REIT status is no longer in our best interests.

Authorized Capital

We may issue such shares from time to time in the discretion of our board of trustees to raise additional capital, acquire assets, including additional real properties, redeem or retire debt or for any other business purpose. In addition, the undesignated preferred shares may be issued in one or more additional classes or series with such designations, preferences and relative, participating, optional or other special rights including, without limitation, preferential dividend or voting rights, and rights upon liquidation, as will be fixed by our board of trustees. Our board of trustees is authorized to classify and reclassify any of our unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. This authority includes, without limitation, subject to the provisions of our Declaration of Trust, authority to classify or reclassify any unissued shares into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of that class.

In some circumstances, the issuance of preferred shares, or the exercise by our board of trustees of its right to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for our common shares or seeking to change incumbent management.

Maryland Law

Our Board of Trustees. Our Declaration of Trust and Bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees. Our board of trustees currently consists of eight trustees.

Removal of Trustees. Our Declaration of Trust provides that, subject to the rights of the holders of any class separately entitled to elect one or more trustees, a trustee may be removed, but only for cause and then only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees.

The shareholders shall elect a successor to fill a vacancy on our board of trustees which results from the removal of a trustee. A trustee elected by the shareholders to fill a vacancy which results from the removal of a trustee serves for the balance of the term of the removed trustee. A majority of the remaining trustees, whether or not sufficient to constitute a quorum, may fill a vacancy on our board of trustees which results from any increase in the authorized number of trustees, or death, resignation, retirement or other cause. A trustee elected by our board of trustees to fill a vacancy serves until the next annual meeting of shareholders and until their successor is elected and qualifies.

Extraordinary Actions, Amendment of Declaration of Trust. Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in its declaration of trust. Our Declaration of Trust provides that those actions, with the exception of certain amendments to our Declaration of Trust for which a higher vote requirement has been set, will be valid and effective if authorized by holders of a majority of the total number of

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shares of all classes outstanding and entitled to vote thereon. Under our Declaration of Trust, our dissolution and termination requires the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amendment to Our Bylaws. Subject to the special provisions of the Bylaws relating to the power of our board of trustees to establish, increase or decrease the number of trustees, in accordance with our Declaration of Trust, the Bylaws may be repealed, altered, amended or rescinded (a) by our shareholders only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees or (b) by vote of two-thirds of our board of trustees.

Meetings of Shareholders. Under our Bylaws, annual meetings of shareholders are held on a date and at a time and place, or by means of remote communication, set by our board of trustees. Special meetings of shareholders may be called only by the Chairman of our board of trustees, our President or a majority of our board of trustees. Subject to the provisions of our Bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Trustee Nominations and New Business. Our Bylaws provide that in order to make nominations of individuals for election as trustees or proposals of business to be considered by shareholders at any annual meeting, shareholders generally must provide notice to our Secretary not earlier than the 150th day not later than the close of business on the 120th day prior to the first anniversary of the release date of our proxy statement to shareholders in connection with the preceding year’s annual meeting. A shareholder’s notice must contain certain information specified by our Bylaws about the shareholder and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder and any proposed nominee, and otherwise comply with the terms of the Bylaws.

Proxy Access Procedures for Qualifying Shareholders. Our Bylaws permit a shareholder, or a group of up to 20 shareholders, that owns 3% or more of our common shares continuously for at least three years to nominate and include in our proxy materials candidates for election as trustees, subject to certain terms and conditions. Such shareholder(s) or group(s) of shareholders may nominate trustee candidates constituting up to the greater of two persons or 20% of our board of trustees up for election, provided that the shareholder(s) and the trustee nominee(s) satisfy the eligibility, notice and other requirements specified in the Bylaws.

Business Combinations. Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

An interested shareholder is defined as:

●	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the trust’s outstanding voting shares; or
●	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board of trustees.

After the five-year prohibition, any such business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

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●	eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and
●	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions. Maryland law provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or if any meeting of shareholders at which the voting rights of the shares are considered and not approved, the date of such meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

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Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Certain Elective Provisions of Maryland Law. Maryland law provides that a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and that has at least three independent trustees, may elect by provision of its declaration or bylaws or by resolution adopted by its board of trustees to be subject to all or any of the following provisions, notwithstanding any contrary provisions contained in its existing declaration of trust or bylaws and without shareholder approval:

●	a classified board;
●	a two-thirds vote of outstanding shares to remove a trustee;
●	a requirement that the number of trustees be fixed only by vote of the board of trustees;
●	a requirement that a vacancy on the board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and that such trustee filling the vacancy serve for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies; and
●	a majority requirement for the calling of shareholder-requested special meetings of shareholders.

We have not elected to be governed by any of these specific provisions. However, our Declaration of Trust and/or Bylaws, as applicable, already provide for an 80% shareholder vote to remove trustees and then only for cause, and that the number of trustees may be determined by a resolution of our board of trustees, subject to a minimum number. In addition, we can elect to be governed by any or all of the foregoing provisions of Maryland law at any time in the future.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT, and the acquisition, holding, and disposition of (i) our common shares, preferred shares and depositary shares (together with common shares and preferred shares, the “shares”) as well as our warrants and rights, and (ii) our debt securities. This summary is based upon the Code, final and temporary Treasury Regulations promulgated under the Code, rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion does not address any U.S. federal taxes (other than income taxes) or state, local or non-U.S. taxes. This discussion is limited to holders that hold our stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the tax on net investment income, and all references to non-corporate tax rates (including maximum non-corporate tax rates) are exclusive of any tax on net investment income, if applicable. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders that are subject to special treatment under U.S. federal income tax law, including, without limitation, for example:

●	financial institutions;
●	S corporations, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);
●	persons acting as nominees or otherwise not as beneficial owners;
●	insurance companies;
●	broker-dealers;
●	tax-exempt organizations, except to the extent discussed below in “—Taxation of Tax-Exempt Shareholders” and “—Tax-Exempt Holders of Debt Securities”;
●	dealers in securities;
●	traders in securities that elect to use a mark to market method of accounting;
●	persons that hold securities as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;
●	regulated investment companies;
●	REITs;
●	U.S. expatriates, former citizens or long-term residents of the United States;
●	U.S. shareholders (as defined below) whose “functional currency” is not the U.S. dollar;
●	persons holding the shares through a partnership or similar pass-through entity;
●	persons holding 10% or more (by vote or value) of the beneficial interest in us;
●	persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;
●	non-U.S. investors, except to the extent discussed below in “—Taxation of Non-U.S. Shareholders” and “--Non-U.S. Holders of Debt Securities”; and
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●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax.

This summary does not address state, local or non-U.S. tax considerations. This summary also does not consider tax considerations that may be relevant with respect to securities we may issue, or selling security holders may sell, other than our shares and certain debt instruments described below. Each time we or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to, modify or update the discussion below, as appropriate. This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

Each prospective investor is advised to consult his or her tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of the acquisition, ownership and sale of our shares, warrants, rights and/or debt securities. This includes the U.S. federal, state, local, foreign and other tax considerations of the ownership and sale of our shares, warrants, rights and/or debt securities, and the potential changes in applicable tax laws.

Taxation of LXP as a REIT

For purposes of the following discussion, references to “our,” “we” and “us” mean only LXP and not its subsidiaries or affiliates.

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1993, upon the filing of our U.S. federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner, as to qualify for taxation as a REIT under the applicable provisions of the Code.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate (other than at any taxable REIT subsidiary (“TRS”) of ours) is taxed only at the shareholder level upon a distribution to our shareholders.

Most U.S. shareholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will

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continue to be taxed at rates applicable to ordinary income, but non-corporate shareholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Taxable U.S. Shareholders—Distributions” below.

Any of our net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to LXP shareholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—Taxation of Taxable U.S. Shareholders—Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

●	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

●	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

●	If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

●	If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General” below.

●	A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

●	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of

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property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

●	The taxable income of our TRSs will be subject to U.S. federal corporate income tax.

●	We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the shareholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our shares.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;
2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
5.	the beneficial ownership of which is held by 100 or more persons
6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations);
7.	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminate;
8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and
9.	that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that the first through fourth conditions above must be met during the entire taxable year, and that the fifth condition above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our declaration of trust provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in the fifth and sixth conditions above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in the fifth and sixth conditions above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. To monitor our compliance with the sixth condition above, we are generally required to maintain records regarding the actual ownership of our shares. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet the sixth condition above, then we will be treated as having met the sixth condition above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

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In addition, a REIT must have a taxable year that is the calendar year. We have adopted December 31 as our taxable year-end to satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

We have been and currently are a partner in entities that are treated as partnerships for U.S. federal income tax purposes. In the future, we may be a partner in additional entities treated as partnerships. For such partnerships, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). We calculate our capital interest in any partnership based on either our percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

In the event that any partnership in which we hold an interest were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT. We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

Disregarded Subsidiaries

We own corporate subsidiaries that are classified as “qualified REIT subsidiaries.” In the future, we may form or acquire additional qualified REIT subsidiaries. Each such subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly (through disregarded subsidiaries) wholly-owned by a REIT. Other entities that are wholly-owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings,

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which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to LXP shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the share issued by a taxable subsidiary corporation to us is an asset in our hands, and we generally treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. In addition, TRSs might be used to hold all or a portion of an investment that, for example, would be treated as a non-real estate security for purposes of the REIT asset tests or excess personal property when testing rents from real property.

U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs will be conducted on an arm’s-length basis.

In the future, we may form or acquire additional TRSs, or elect to treat certain existing subsidiaries that are qualified REIT subsidiaries or disregarded entities as TRSs.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than certain publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments), interest and gain derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions” below.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:

●	The amount of rent is not based in whole or in part on the income or profits of any person from the property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

●	Neither we nor an actual or constructive owner of 10% or more of LXP shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of shares entitled to vote or 10% or more of the total value of all classes of shares of the tenant, taking into account applicable complex attribution rules. To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding sentence, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that

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holds an interest in a tenant, our declaration of trust provides restrictions on ownership and transfer of our shares, including restrictions on such ownership or transfer that would cause the rents received or accrued by us from tenants to be treated as nonqualifying rent for purposes of the REIT gross income requirements. Shareholders should be aware that events unknown to us (i.e., events other than a purchase or other transfer of shares) may result in ownership, under the applicable attribution rules, of shares in excess of our declaration of trust ownership limits.

●	Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

●	Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

●	We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test. We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.

In addition, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We have structured, and generally expect to continue to structure, our leases to qualify as true leases for U.S. federal income tax purposes. Specifically, with respect to each lease:

●	The intention of the parties when entering into each lease has been and will continue to be for the relationship to be that of a lessor and a lessee and for the lessor and lessee to act in accordance with that intent throughout the term of the lease, and such relationship has been and will be documented by a lease agreement.
●	Each of the leases has been and will be enforced in accordance with its terms, and each of the lessors and lessees have acted and will continue to act at all times in accordance with the terms thereof.
●	Each lessee has been and will be obligated to pay, at a minimum, substantial base rent for the period of use of the leases under the lease.
●	Each lessee has had and will have a right to exclusive possession and use and quiet enjoyment of the property covered by the lease, as applicable, during the term of such lease.
●	Each lessee generally has borne and will bear the cost of, and responsibilities, day-to-day maintenance and repair of the property, as applicable, other than the cost of certain capital expenditures, and has dictated and
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will dictate through the managers, who work for the lessee during the terms of the leases, how the property is operated and maintained.
●	Each lessee has benefited and will benefit from any savings and has borne and will bear the burdens of any increases in the costs of operating the property, as applicable, during the term of the lease, as applicable; provided, however, in certain circumstances the expenses to be borne by the lessee may be capped based on terms that are negotiated by the parties at arm’s length and are consistent with market terms and practices.
●	In the event of damage or destruction to a property, a lessee has been and will be at economic risk because it has borne and will bear the economic burden of loss in income from operation of the property, subject to the right, in certain circumstances, to terminate a lease if the lessor does not restore the property to its prior condition.
●	Each lessee has indemnified and will indemnify lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property, as applicable, or (B) lessee’s use, management, maintenance or repair of the property, as applicable.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is not fully secured by real property, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may originate or acquire mezzanine loans or investments treated as subordinated debt for U.S. federal income tax purposes. Mezzanine loans include loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is possible that some mezzanine loans may not meet all of the requirements for reliance on the safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Forward Sale Agreements

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We may enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:

●	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property generating qualifying rents from real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

●	The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

●

We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

●	The aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets; and

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●	Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated

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by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

●	90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

●	90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by LXP shareholders in the year in which paid, except that any distribution that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

If we fail to distribute, with respect to each calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We have the ability to elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. If we were to make this election, LXP shareholders would include their proportionate shares of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax that we paid. LXP shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses, subject to applicable limitations, may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to LXP shareholders of any distributions that are actually made. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions,” below.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our shares) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year but

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treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Derivatives and Hedging Transactions

We have entered, and may in the future enter, into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, (i) income from a hedging transaction we enter into in the normal course of our business (A) primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax

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on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to shareholders would be taxable as regular corporate dividends. Such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Taxable U.S. Shareholders

The following is a summary of certain material U .S. federal income tax consequences of the ownership and disposition of our shares applicable to taxable U.S. shareholders. For purposes of this discussion, a “U.S. shareholder” means a beneficial owner of our shares that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (B) has a valid election in place under the Treasury Regulations to be treated as a United States person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. shareholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction is scheduled to expire after 2025. Such U.S. shareholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

●	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

●	dividends received by the REIT from TRSs or other taxable C corporations; or

●	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. shareholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the U.S. shareholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains and an increase in the adjusted basis of their shares equal to the difference between (i) the amount of such undistributed capital gains, minus (ii) the amount of such taxes that we paid on their behalf. See “—Taxation of LXP” and “—Annual Distribution Requirements.” U.S. shareholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. shareholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder

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on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “--Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

Dispositions of Our Shares

If a U.S. shareholder sells or disposes of our shares, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the shareholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our shares that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, a U.S. shareholder will not be able to apply any “passive losses” against income or gain relating to our shares. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the shareholder will be taxed at ordinary income rates on such amount. To the extent that other distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our shares applicable to non-U.S. shareholders. A “non-U.S. shareholder” is any holder of our shares other than a partnership or a U.S. shareholder.

Ordinary Dividends

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The portion of distributions received by non-U.S. shareholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. shareholder (or if required by an applicable income tax treaty, the non-U.S. shareholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the distribution income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. shareholder that is a corporation.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. shareholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Non-Dividend Distributions

Unless the beneficial ownership of our shares constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. shareholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. shareholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (“USRPI capital gains”) will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (20% to the extent provided in Treasury Regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. shareholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. shareholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. federal income or withholding tax, unless (i) the investment in our shares is effectively connected with the non-U.S. shareholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. shareholder would be subject

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to the same treatment as U.S. shareholders with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. shareholder will be subject to a 30% tax on his or her capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend, if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. shareholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our shares will continue to be “regularly traded” on an established securities market in the United States.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. shareholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. shareholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Shares

Unless our shares constitute USRPIs, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our shares will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.

Even if the foregoing 50% test is met, however, our shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. shareholder’s sale of our shares nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. shareholder held 10% or less of the outstanding shares of such class of shares at all times during a prescribed testing period. We expect that our shares will be regularly traded on an established securities market.

Even if none of the foregoing tests are met and our shares are not considered to be regularly traded on an established securities market, dispositions of our shares by qualified shareholders would still be exempt from FIRPTA, except to the extent owners of such qualified shareholders own, actually or constructively, more than 10% of our share. Furthermore, dispositions of our share by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with

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respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of our shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (i) if the non-U.S. shareholder’s investment in our share is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (through a United States permanent establishment, where applicable), the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. shareholder (a) disposes of our share within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our shares during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. shareholder if the non-U.S. shareholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market in the United States.

Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the value of our shares could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our shares or (b) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our shares and generally should prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our shares.

Taxation of Holders of Our Warrants and Rights

Warrants

Holders of our warrants will not generally recognize gain or loss upon the exercise of a warrant. A holder’s basis in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will be equal to the sum of the holder’s adjusted tax basis in the warrant and the

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exercise price paid. A holder’s holding period in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by the holder. Upon the expiration of a warrant, the holder will recognize a capital loss in an amount equal to the holder’s adjusted tax basis in the warrant. Upon the sale or exchange of a warrant to a person other than us, a holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the holder’s adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the IRS may argue that the holder should recognize ordinary income on the sale. Prospective holders of our warrants should consult their own tax advisors as to the consequences of a sale of a warrant to us.

Rights

In the event of a rights offering, the tax consequences of the receipt, expiration, and exercise of the rights we issue will be addressed in detail in a prospectus supplement. Prospective holders of our rights should review the applicable prospectus supplement in connection with the ownership of any rights, and consult their own tax advisors as to the consequences of investing in the rights.

Dividend Reinvestment and Share Purchase Plan

General

We plan to offer shareholders, prospective shareholders and unit holders the opportunity to participate in our Dividend Reinvestment and Share Purchase Plan, which is referred to herein as the “DRIP.” Although we do not currently plan to offer any discount in connection with the DRIP, we reserve the right to offer a discount on shares purchased, not to exceed 1.5%, with reinvested dividends or cash distributions and shares purchased through the optional cash investment feature. This discussion assumes that we do not offer a discount in connection with the DRIP. If we were to offer a discount in connection with the DRIP, the tax considerations described below would materially differ. In the event that we offer a discount in connection with the DRIP, shareholders are urged to consult with their tax advisors regarding the tax treatment to them of receiving a discount.

Amounts Treated as a Distribution

Generally, a DRIP participant will be treated as having received a distribution with respect to our shares for U.S. federal income tax purposes in an amount determined as described below.

●	A shareholder who participates in the dividend reinvestment feature of the DRIP and whose dividends are reinvested in our shares purchased from us will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to our shares equal to the fair market value of our shares credited to the shareholder’s DRIP account on the date the dividends are reinvested. The amount of the distribution deemed received will be reported on the Form 1099-DIV received by the shareholder.
●	A shareholder who participates in the dividend reinvestment feature of the DRIP and whose dividends are reinvested in our shares purchased in the open market, will be treated for U.S. federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to its shares equal to the fair market value of our shares credited to the shareholder’s DRIP account (plus any brokerage fees and any other expenses deducted from the amount of the distribution reinvested) on the date the dividends are reinvested.
●	A shareholder who participates in the optional cash purchase through the DRIP (or a newly enrolled participant not currently our shareholder making their initial investment in our common shares through the DRIP’s optional cash purchase feature) will not be treated as receiving a distribution from us.

We will pay the annual maintenance cost for each shareholder’s DRIP account. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that the administrative costs do not constitute a distribution which is either taxable to a shareholder or which would reduce the shareholder’s basis in their common shares. However, because the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view the shareholder’s share of the administrative costs as constituting a taxable distribution to them and/or a distribution which reduces the basis in their shares. For this and other reasons, we may in the future take a different position with respect to these costs.

In the situations described above, a shareholder will be treated as receiving a distribution from us even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions

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paid by us, as described above under “—Taxation of Taxable U.S. Shareholders,” “—Taxation of Tax-Exempt Shareholders,” or “—Taxation of Non-U.S. Shareholders,” as applicable.

Basis and Holding Period in Shares Acquired Pursuant to the DRIP. The tax basis for our shares acquired by reinvesting cash distributions through the DRIP generally will equal the fair market value of our shares on the date of distribution (plus the amount of any brokerage fees paid by the shareholder). The holding period for our shares acquired by reinvesting cash distributions will begin on the day following the date of distribution.

The tax basis in our shares acquired through an optional cash investment generally will equal the cost paid by the participant in acquiring our shares, including any brokerage fees paid by the shareholder. The holding period for our shares purchased through the optional cash investment feature of the DRIP generally will begin on the day our shares are purchased for the participant’s account.

Withdrawal of Shares from the DRIP. When a participant withdraws shares from the DRIP and receives whole shares, the participant will not realize any taxable income. However, if the participant receives cash for a fractional share, the participant will be required to recognize gain or loss with respect to that fractional share.

Effect of Withholding Requirements. Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the DRIP. See “Other Tax Considerations—Backup Withholding and Information Reporting” for discussion of the withholding requirements that apply to other distributions that we pay. All withholding amounts will be withheld from distributions before the distributions are reinvested under the DRIP. Therefore, if a shareholder is subject to withholding, distributions which would otherwise be available for reinvestment under the DRIP will be reduced by the withholding amount.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their shareholders might be enacted, but these changes might include, in particular, increases in the U.S. federal income tax rates that apply to various categories of holders of our shares in certain circumstances, possibly with retroactive effect. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our shares. Investors should consult with their tax advisors regarding the effect of potential changes to the federal tax laws and on an investment in our shares.

Backup Withholding and Information Reporting

In general, we are required to report to U.S. shareholders and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. shareholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

In general, we are required to report annually to non-U.S. shareholders of shares of our shares the IRS the amount of dividends paid to such non-U.S. shareholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. Non-U.S. shareholders may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds from a sale of our shares within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records

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that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a shareholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our shares. While withholding under the Foreign Account Tax Compliance Act would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Shareholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we or our subsidiaries may incur do not pass through to our shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our shares.

Taxation of Holders of Debt Securities

The following discussion summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of debt securities issued by us. This summary assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. This summary only applies to investors that will hold their debt securities as “capital assets” (within the meaning of Section 1221 of the Code) and purchase their debt securities in the initial offering at their issue price. If such debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply which are not described herein. Prospective holders should consult their own tax advisors regarding these possibilities. This section also does not apply to any debt securities treated as “equity,” rather than debt, for U.S. federal income tax purposes.

The tax consequences of owning any debt securities issued with more than de minimis original issue discount, floating rate debt securities, convertible or exchangeable debt securities, indexed debt securities or other debt securities not covered by this discussion that we offer will be discussed in the applicable prospectus supplement.

U.S. Holders of Debt Securities

This section summarizes the taxation of U.S. Holders of debt securities that are not tax-exempt organizations. For these purposes, the term “U.S. Holder” is a beneficial owner of our debt securities that is, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under laws of the United States, any state thereof, or the District of Columbia;
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●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (B) has a valid election in place under the Treasury Regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our debt securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our debt securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our debt securities by the partnership.

Payments of Interest. Interest on a debt security will generally be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Debt Securities. Upon a sale, exchange, retirement, redemption or other taxable disposition of debt securities, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the “amount realized” on the disposition and the U.S. Holder’s adjusted tax basis in such debt securities. The amount realized will include the amount of any cash and the fair market value of any property received for the debt securities (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income (as described above under “— Taxation of Holders of Debt Securities--U.S. Holders of Debt Securities-Payments of Interest”) to the extent not previously included in income). A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the cost of the debt security to such U.S. Holder decreased by any payments received on the debt security other than stated interest. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the debt security is more than one year at the time of disposition. For noncorporate U.S. Holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses against ordinary income is subject to certain limitations.

Information Reporting and Backup Withholding. Payments of interest on, or the proceeds of the sale, exchange or other taxable disposition (including a retirement or redemption) of, a debt security are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding unless (1) the U.S. Holder is an exempt recipient (such as a corporation), or (2) prior to payment, the U.S. Holder provides a taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form), and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Net Investment Income. In certain circumstances, certain U.S. Holders that are individuals, estates, or trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, interest income and net gains from the sale, exchange or other taxable disposition (including a retirement or redemption) of the debt securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities or securities or commodities trading activities). Investors in debt securities should consult their own tax advisors regarding the applicability of this tax to their income and gain in respect of their investment in the debt securities.

Tax-Exempt Holders of Debt Securities

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its UBTI (as defined above under “—Taxation of Tax-Exempt Shareholders”). Interest income accrued on the debt securities and gain recognized in connection with dispositions of the debt securities generally will not constitute UBTI unless the tax-exempt organization holds the debt securities as debt-financed property (e.g., the tax-exempt organization has incurred “acquisition indebtedness” with respect to such debt security). Before making an investment in the debt securities, a tax-exempt investor should consult its tax advisors with regard to UBTI and the suitability of the investment in the debt securities.

Non-U.S. Holders of Debt Securities

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The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. Holders of debt securities. For purposes of this summary, “non-U.S. Holder” is a beneficial owner of our debt securities that is not (i) a U.S. Holder (as defined above under “— U.S. Holders of Debt Securities”) or (ii) an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest. Subject to the discussions below concerning backup withholding and FATCA (as defined below), all payments of interest on the debt securities made to a non-U.S. Holder will not be subject to U.S. federal income or withholding taxes under the “portfolio interest” exception of the Code, provided that:

1.	interest on the debt security is not effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (or, if provided by an applicable income tax treaty, is not attributable to a United States permanent establishment),
2.	the non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock,
3.	the non-U.S. Holder is not a controlled foreign corporation with respect to which the Operating Partnership is a “related person” (within the meaning of Section 864(d)(4) of the Code),
4.	the non-U.S. Holder is not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code, and
5.	either (1) the non-U.S. Holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. Holder, or (2) the non-U.S. Holder holds its debt securities through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described above. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities. If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. Holder of a trade or business in the United States (as discussed below under “— Non-U.S. Holders of Debt Securities-Income Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Debt Securities. Subject to the discussions below concerning backup withholding and FATCA and except with respect to accrued but unpaid interest, which generally will be taxable as interest and may be subject to the rules described above under “— Non-U.S. Holders of Debt Securities-Payments of Interest,” a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a debt security, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a debt security, unless:

1.	such gain is effectively connected with the conduct by such non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed as described below under “— Non-U.S. Holders of Debt Securities-Income Effectively Connected with a U.S. Trade or Business,” or
2.	such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such non-U.S. Holder will be subject to tax at 30% (or, if applicable, a lower treaty rate) on the gain derived from such disposition, which may be offset by U.S. source capital losses.

Income Effectively Connected with a U.S. Trade or Business. If a non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the debt securities or gain realized on the sale, exchange or other taxable disposition (including a retirement or redemption) of the debt securities is effectively connected with the conduct of such trade or business, the non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. Holder were a U.S. Holder. If the non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the non-U.S. Holder’s country of

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residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States. In addition, if such a non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits, subject to certain adjustments. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% U.S. federal withholding tax provided that the non-U.S. Holder claims exemption from withholding. To claim exemption from withholding, the non-U.S. Holder must certify its qualification, which generally can be done by filing a properly executed IRS Form W-8ECI (or other applicable form).

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to non-U.S. Holders the amount of interest paid to non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of these information returns reporting such interest and withholding may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides. In general, a non-U.S. Holder will not be subject to backup withholding or additional information reporting requirements with respect to payments of interest that we make, provided that the statement described above in last bullet point under “— Non-U.S Holders of Debt Securities-Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, proceeds from a sale or other disposition of a note by a non-U.S. Holder generally will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or disposition (including a retirement or redemption) of a note within the United States or conducted through certain U.S. or U.S.-related financial intermediaries, unless the statement described above has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Additional Withholding Requirements. As discussed above under “— Other Tax Considerations — Foreign Account Tax Compliance Act,” FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

As a general matter, payments to Non-U.S. Holders that are foreign entities (whether as beneficial owner or intermediary) of interest on, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds from the sale or other disposition of, a debt obligation of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied.

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a debt obligation of a U.S. issuer on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If withholding is required under FATCA on a payment related to the debt securities, non-U.S. Holders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

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SELLING SECURITYHOLDERS

Information about any selling securityholders will be added to this prospectus pursuant to a prospectus supplement.

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PLAN OF DISTRIBUTION

General. We and/or the selling securityholders may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

●	to/or through underwriters or dealers;
●	to/or through agents;
●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
●	directly to one or more purchasers; or
●	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;
●	sell securities short and redeliver such shares to close out our short positions;
●	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or
●	loan or pledge the common shares to a broker-dealer or an affiliate thereof who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

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A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the terms of the offering;
●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
●	any delayed delivery arrangements;
●	the terms of any subscription rights;
●	any initial public offering price;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale, including in “at the market offerings”;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

Selling Shareholders. Selling securityholders may offer our securities in one or more offerings pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholders may offer those securities on different terms pursuant to another prospectus supplement or in a private transaction. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, any selling securityholder named in a prospectus supplement may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Any selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriting Compensation. Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the

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distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents. If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re allowed or paid to dealers may be changed from time to time.

We and/or selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or selling securityholders and its compensation.

In connection with offerings made through underwriters or agents, we and/or selling securityholders may enter into agreements with such underwriters or agents pursuant to which we and/or selling securityholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or selling securityholders under these arrangements to close out any related open borrowings of securities.

Dealers. We and/or selling securityholders may sell the offered securities to dealers as principals. We and/or selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or selling securityholders at the time of resale. Dealers engaged by us and/or selling securityholders may allow other dealers to participate in resales.

Direct Sales. We and/or selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers. We and/or selling securityholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or selling securityholders may enter into such delayed contracts only with institutional purchasers that we and/or selling securityholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

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Subscription Offerings. Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:

●	whether common shares, preferred shares, or warrants for those securities will be offered under the shareholder subscription rights;
●	the number of those securities or warrants that will be offered under the shareholder subscription rights;
●	the period during which and the price at which the shareholder subscription rights will be exercisable;
●	the number of shareholder subscription rights then outstanding;
●	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and
●	any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships. We and/or selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions. Each series of securities offered by us will be a new issue of securities and may have no established trading market other than our common shares and outstanding preferred shares which are currently listed on the NYSE. Any underwriters to whom we and/or selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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LEGAL MATTERS

Certain legal matters, including the legality of certain of the securities covered by this prospectus, will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The financial statements of LXP Industrial Trust incorporated by reference in this Prospectus, and the effectiveness of LXP Industrial Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

LXP files annual, quarterly and current reports, proxy statements (as applicable) and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.lxp.com through which you can obtain copies of documents that we file with the SEC. The contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

The SEC allows LXP to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus. Any statement contained herein or in a prospectus supplement hereto or in any document incorporated by reference will be deemed to be amended, modified or superseded for the purpose of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded will not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

LXP incorporates by reference in this prospectus the documents listed below and any future filings that LXP may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024;
•	the description of our common shares contained in Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2023; and
•	our Registration Statement on Form 8-A, filed with the SEC on December 8, 2004.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

LXP Industrial Trust
One Penn Plaza
Suite 4015
Attention: Investor Relations
New York, New York 10119-4015
(212) 692-7200

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No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in connection with the offer made by this prospectus supplement and the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the common shares offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the common shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

Amended and Restated Dividend Reinvestment

and

Direct Share Purchase Plan

LXP INDUSTRIAL TRUST

5,000,000 Common Shares of

Beneficial Interest Classified as Common Stock

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is February 16, 2024